Consent of Independent Registered Public Accounting Firm


The Board of Directors
Neoprobe Corporation:


We consent to the use of our report dated March 29, 2004, with respect to the consolidated balance sheets of Neoprobe Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Columbus, Ohio
November 18, 2004